UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 16, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year

On September 16, 2010, the Board of Directors of Antigenics Inc. (the “Company”) amended the Company’s Amended and Restated By-Laws (the “By-Laws”) in response to recent proxy access rules adopted by the SEC which require the Company to allow stockholders who meet specified eligibility criteria to include such stockholders’ nominees for election to the Company’s board of directors in the Company’s proxy materials. These changes include revisions to the By-Laws to clarify the timing associated with the stockholder nominee procedures in Section 7. Additional minor revisions were also made to the stockholder quorum standards in Section 10, as well as other minor updates and typographical revisions.

This summary of the amendments to the By-Laws is qualified by reference to the Fourth Amended and Restated By-Laws of Antigenics Inc., a copy of which is filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

3.1	Fourth Amended and Restated By-Laws of Antigenics Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: September 21, 2010	By:	/s/ Garo H. Armen
Garo H. Armen
Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Fourth Amended and Restated By-Laws of Antigenics Inc.